U.S. Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) March 3, 2017

Commission File No. 001-33718

U.S. STEM CELL, INC.
 (Name of small business issuer as specified in its charter)

Florida	65-0945967
State of Incorporation	IRS Employer Identification No.

13794 NW 4th Street, Suite 212, Sunrise, Florida 33325
(Address of principal executive offices)

 (954) 835-1500
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Current Report on Form 8-K, “Company,” “our company,” “us,” and “our” refer to U.S. Stem Cell, Inc., unless the context requires otherwise.

FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this Current Report on Form 8-K contains some forward-looking statements. Certain of the matters discussed concerning our operations, cash flows, financial position, economic performance and financial condition, and the effect of economic conditions include forward-looking statements. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties. Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events. You are advised, however, to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors.

Item 1.01. Entry Into A Material Definitive Agreement

See Item 2.01.

Item  2.01. Acquisition Or Disposition Of Assets.

On March 3, 2017, the Company entered into an Asset Sale and Lease Agreement with GACP (General American Capital Partners) Stem Cell Bank LLC, a Florida limited liability company (“GACP) to sell to GACP fully depreciated equipment (the “Equipment Assets”) related to the segment of the Company business involving collecting, growing and banking cell cultures (the “Human Banking Business”) for an aggregate of $500,000.

Simultaneous with the sale of the Equipment Assets, the Company leased back the Equipment Assets for a term of three years. The purchase price for the Human Banking Business was Four Hundred Thousand Dollars ($400,000) for the actual equipment, plus $50,000 for non-equipment assets specifically related to the banking business—plus another $50,000 for customer contracts related to the bank . As consideration for the lease back of the Equipment Assets, the Company will pay base rent of Twenty thousand Dollars ($20,000)  per month plus a graduating payment of percentage rent for each of the three years.

In addition, GACP has contractually agreed to invest an additional Two and a half Million Dollars ($2,500,000) to open ten (10) stem cell clinics in the United States within 3 years--with a penalty provision to the benefit of the Company for shortfalls if less than 6 clinics are opened within 24 months.

In conjunction with the Asset Sale and Lease Agreement, the Asset Purchase Agreement, and the Customer Purchase Agreement, on March 3, 2017, the Company entered into a Non-Competition and Non-Solicitation Agreement with GACP, the restrictive period of which is defined in the Non-Competition and Non-Solicitation Agreement.

The foregoing description of the Asset Sale and Lease Agreement, the Asset Purchase Agreement, and the Customer Purchase Agreement and Non-Competition and Non-Solicitation Agreement is a summary and is qualified in its entirety by reference to such documents, which is attached hereto as Exhibit 2.1, 2.2, 2.3 and 10.1 respectively.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
2.1	Asset Sale and Lease Agreement between U.S. Stem Cell, Inc. and GACP Stem Cell Bank LLC., dated March 3, 2017.
2.2	Asset Purchase Agreement between U.S. Stem Cell, Inc. and GACP Stem Cell Bank LLC., dated March 3, 2017.
2.3	Customer Purchase Agreement between U.S. Stem Cell, Inc. and GACP Stem Cell Bank LLC., dated March 3, 2017.
10.1	Non-Competition and Non-Solicitation Agreement between U.S. Stem Cell, Inc. and GACP Stem Cell Bank LLC., dated March 3, 2017.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Registrant Date: March 8, 2017	U.S. Stem Cell, Inc. By: /s/ Michael Tomas
Michael Tomas
Chief Executive Officer